Exhibit 99.1

Contact: Charles Lambert

Senior Vice President of Finance & Treasurer

Medical Properties Trust, Inc.

(205) 397-8897

clambert@mpt.com

MPT REPORTS SECOND QUARTER RESULTS

Announced Agreement for Private Refinancing Transaction that Significantly Extends Maturities on $2.4 Billion of Debt

Birmingham, AL – August 10, 2026 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPT) today announced financial and operating results for the second quarter ended June 30, 2026, as well as certain events occurring subsequent to quarter end.

•

Announced a private offering of approximately $2.4 billion of secured notes, the proceeds of which will be used to repay existing debt, including the 2026 notes as well as approximately 50% of the 2027 notes, expected to close imminently;

•	Agreed to a sale of certain assets that it expects will result in approximately $172 million of cash proceeds in the third quarter;

•

Received approximately $100 million in cash proceeds in connection with the initial public offering of Infracore SA (“Infracore”), in which MPT holds an equity investment, with an expected additional $35 million later in the third quarter;

•	Net loss of ($0.01) and Normalized Funds from Operations (“NFFO”) of $0.15 for the 2026 second quarter, all on a per share basis;

•	Paid a regular quarterly dividend of $0.09 per share in July 2026.

Edward K. Aldag, Jr., Chairman, President and Chief Executive Officer, said, “We continue to take decisive steps to strengthen our balance sheet through our refinancing transactions and strategic asset sales. With strong performance trends across our diverse portfolio of global operators and our transition tenants ramping rent payments as expected, we will continue to evaluate opportunities to fortify our balance sheet while pursuing opportunistic growth.”

Included in the financial tables accompanying this press release is information about the Company’s assets and liabilities, operating results, and reconciliations of net (loss) income to NFFO, including per share amounts, all on a basis comparable to 2025 results.

PORTFOLIO UPDATE

MPT has total assets of approximately $15 billion, including $8.8 billion of general acute facilities, $2.4 billion of behavioral health facilities and $1.7 billion of post-acute facilities. As of June 30, 2026, MPT’s portfolio included 373 properties and approximately 38,000 licensed beds leased to or mortgaged by 51 hospital operating companies across the United States, as well as in the United Kingdom, Switzerland, Germany, Spain, Finland, Colombia, Italy and Portugal.

During the quarter, MPT entered into an arrangement with Scion, Lifepoint and Lifepoint Behavioral, under which the Lifepoint and Lifepoint Behavioral leases were combined into a single amended master lease, providing increased diversification and an enhanced credit profile. Prior to this arrangement, Scion transitioned certain of its acute hospitals to Lifepoint, two of which are MPT-owned facilities. Additionally, MPT exchanged three Scion properties for one Lifepoint property, generating an approximate $7 million gain. As a result of these agreements, MPT’s remaining Scion exposure is limited to one facility.

During the quarter, the Company advanced an additional $50 million for working capital purposes to HSA, of which $20 million has been repaid and an additional $20 million is expected to be repaid in August.

FINANCIAL UPDATE

On August 10, 2026, the Company announced a privately negotiated $2.4 billion refinancing transaction, including discount captured of approximately $123 million, significantly reducing debt maturing through 2028, and demonstrating the Company’s commitment to continued debt reduction.

OPERATING RESULTS

Net loss for the second quarter ended June 30, 2026 was ($3 million) (($0.01) per share), compared to a net loss of ($98 million) (($0.16) per share) in the year earlier period. NFFO for the second quarter ended June 30, 2026 was $92 million ($0.15 per share), compared to $81 million ($0.14 per share) in the year earlier period.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast for August 10, 2026, at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended June 30, 2026. The dial-in numbers for the conference call are 833-461-5787 (Toll-Free) and 585-542-9983, and the Meeting ID is 594327200 to join the conference. The conference call and webcast replay will also be available via webcast in the Investor Relations section of the Company’s website, www.mpt.com. The webcast replay will be available for one year.

The Company’s supplemental information package for the current period will also be available on the Company’s website in the Investor Relations section.

The Company uses, and intends to continue to use, the Investor Relations page of its website, which can be found at www.mpt.com, as a means of disclosing material nonpublic information and complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the Investor Relations page, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed in 2003 to acquire and develop net-leased hospital facilities. From its inception in Birmingham, Alabama, the Company has grown to become one of the world’s largest owners of hospital real estate with 373 facilities and approximately 38,000 licensed beds in nine countries and across three continents as of June 30, 2026. MPT’s financing model facilitates acquisitions and recapitalizations, and allows operators of hospitals to unlock the value of their real estate assets to fund facility improvements, technology upgrades and other investments in operations. For more information, please visit the Company’s website at www.mpt.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “estimate”, “target”, “anticipate”, “believe”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding our strategies, objectives, prospects, asset sales and the expected proceeds and gains therefrom, refinancings (including the Notes offering and the timing of, expected proceeds and allocation of proceeds from, such refinancings), tenant arrangements (including master leases and lease restructurings, and the expected timing, anticipated rent and financial impact thereof), among others. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results or future events to differ materially from those expressed in or underlying such forward-looking statements, including, but not limited to: (i) the risk that projected rents may be lower than anticipated or realized later than expected; (ii) the risk that the timing, outcome and terms of the causes of action of Prospect Medical Holdings, Inc. (“Prospect”), which serve as collateral for debtor-in-possession and other fundings provided by MPT that remain outstanding, and of other recoveries in respect of the Company’s remaining Prospect investment, will not be consistent with those anticipated by the Company; (iii) our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate acquisitions and investments; (iv) the risk that previously announced or contemplated property sales, loan repayments, and other capital recycling transactions do not occur as anticipated or at all; (v) the risk that MPT is not able to attain its leverage, liquidity and cost of capital objectives within a reasonable time period or at all; (vi) MPT’s ability to obtain or modify the terms of debt financing on attractive terms or at all, as a result of changes in interest rates and other factors, which may adversely impact our ability to pay down, refinance, restructure or extend our indebtedness, including extending our 2026 credit facility, as it becomes due, or pursue acquisition and development opportunities; (vii) the ability of our tenants, operators and borrowers to satisfy their obligations under their respective contractual arrangements with us; (viii) the ability of our tenants and operators to operate profitably and generate positive cash flow, remain solvent, comply with applicable laws, rules and regulations in the operation of our properties, to deliver high-quality services, to attract and retain qualified personnel and to attract patients; (ix) the risk that we are unable to monetize our investments in certain tenants at full value within a reasonable time period or at all; (x) the risk that the operations of our tenants will be negatively impacted by changes to Medicaid funding introduced by the OBBBA; (xi) the risks and uncertainties of litigation or other regulatory proceedings; (xii) the impact of any governmental actions affecting our properties.

The risks described above are not exhaustive and additional factors could adversely affect our business and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, and as may be updated in our other filings with the SEC. Forward-looking statements are inherently uncertain and actual performance or outcomes may vary materially from any forward-looking statements and the assumptions on which those statements are based. Readers are cautioned not to place undue reliance on forward-looking statements as predictions of future events. We disclaim any responsibility to update such forward-looking statements, which speak only as of the date on which they were made.

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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands, except for per share data)
	June 30, 2026	December 31, 2025
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, intangible lease assets, and other	$12,147,484	$12,205,687
Investment in financing leases	382,986	421,684
Mortgage loans	131,157	123,651

Gross investment in real estate assets	12,661,627	12,751,022
Accumulated depreciation and amortization	(1,747,295)	(1,663,056)

Net investment in real estate assets	10,914,332	11,087,966
Cash and cash equivalents	396,558	540,859
Interest and rent receivables	18,391	19,210
Straight-line rent receivables	927,465	881,452
Investments in unconsolidated real estate joint ventures	1,371,657	1,399,777
Investments in unconsolidated operating entities	313,703	322,179
Other loans	286,510	186,292
Other assets	519,124	564,040

Total Assets	$14,747,740	$15,001,775

Liabilities and Equity
Liabilities
Debt, net	$9,704,996	$9,697,835
Accounts payable and accrued expenses	430,084	549,105
Deferred revenue	17,052	19,289
Obligations to tenants and other lease liabilities	95,705	128,297

Total Liabilities	10,247,837	10,394,526
Equity
Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 750,000 shares; issued and outstanding —596,786 shares at June 30, 2026 and 597,008 shares at December 31, 2025	597	597
Additional paid-in capital	8,577,506	8,573,396
Retained deficit	(4,214,216)	(4,136,011)
Accumulated other comprehensive income	134,962	168,213

Total Medical Properties Trust, Inc. stockholders’ equity	4,498,849	4,606,195

Non-controlling interests	1,054	1,054

Total Equity	4,499,903	4,607,249

Total Liabilities and Equity	$14,747,740	$15,001,775

(A)	Financials have been derived from the prior year audited financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except for per share data)	For the Three Months Ended		For the Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenues
Rent billed	$203,400	$177,860	$400,920	$343,050
Straight-line rent	33,308	39,665	67,504	79,792
Income from financing leases	10,081	9,923	20,145	19,828
Interest and other income	12,494	12,911	22,779	21,488

Total revenues	259,283	240,359	511,348	464,158
Expenses
Interest	135,262	129,709	268,592	245,510
Real estate depreciation and amortization	69,453	66,717	139,170	131,289
Property-related (A)	11,202	10,863	21,142	17,898
General and administrative	34,771	26,197	66,976	68,108

Total expenses	250,688	233,486	495,880	462,805
Other (expense) income
Gain on sale of real estate	6,462	5,212	5,672	13,271
Real estate and other impairment charges, net	(16,768)	(1,421)	(35,800)	(77,523)
Earnings from equity interests	11,408	25,324	27,147	39,310
Debt refinancing and unutilized financing benefit (costs)	—	181	—	(3,615)
Other (including fair value adjustments on securities)	(1,908)	(124,434)	(4,413)	(169,640)

Total other expense	(806)	(95,138)	(7,394)	(198,197)

Income (loss) before income tax	7,789	(88,265)	8,074	(196,844)
Income tax (expense) benefit	(10,077)	(9,803)	22,745	(19,240)

Net (loss) income	(2,288)	(98,068)	30,819	(216,084)
Net income attributable to non-controlling interests	(307)	(289)	(587)	(548)

Net (loss) income attributable to MPT common stockholders	$(2,595)	$(98,357)	$30,232	$(216,632)

Earnings per common share - basic and diluted:
Net (loss) income attributable to MPT common stockholders	$(0.01)	$(0.16)	$0.05	$(0.36)

Weighted average shares outstanding - basic	597,961	600,814	597,838	600,733
Weighted average shares outstanding - diluted	597,961	600,814	597,838	600,733
Dividends declared per common share	$0.09	$0.08	$0.18	$0.16

(A)

Includes $4.4 million and $5.1 million of ground lease and other expenses (such as property taxes and insurance) paid directly by us and reimbursed by our tenants for the three months ended June 30, 2026 and 2025, respectively, and $6.3 million and $7.1 million for the six months ended June 30, 2026 and 2025, respectively.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net (Loss) Income to Funds From Operations

(Unaudited)

(Amounts in thousands, except for per share data)	For the Three Months Ended		For the Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
FFO information:
Net (loss) income attributable to MPT common stockholders	$(2,595)	$(98,357)	$30,232	$(216,632)
Participating securities’ share in earnings	(407)	(224)	(868)	(341)

Net (loss) income, less participating securities’ share in earnings	$(3,002)	$(98,581)	$29,364	$(216,973)

Depreciation and amortization	86,021	81,332	171,903	158,223
Gain on sale of real estate	(6,554)	(5,212)	(4,538)	(13,271)
Real estate impairment charges (recoveries)	1,605	(17,715)	10,642	47,968

Funds from operations	$78,070	$(40,176)	$207,371	$(24,053)

Other impairment charges, net	15,324	19,613	25,793	33,511
Litigation, bankruptcy and other costs	1,435	2,156	3,067	12,203
Share-based compensation (fair value adjustments) (A)	(4,825)	(9,540)	(13,287)	(13)
Non-cash fair value adjustments	2,235	108,827	(3,333)	135,436
Tax rate changes and other	—	19	(45,155)	1,121
Debt refinancing and unutilized financing costs	—	463	—	4,259

Normalized funds from operations	$92,239	$81,362	$174,456	$162,464

Certain non-cash and related recovery information:
Share-based compensation (A)	$9,686	$10,397	$18,721	$18,535
Debt costs amortization	$7,119	$6,984	$14,666	$12,990
Non-cash rent and interest revenue (B)	$279	$—	$627	$—
Cash recoveries of non-cash rent and interest revenue (C)	$—	$538	$210	$1,064
Straight-line rent revenue from operating and finance leases	$(35,248)	$(42,638)	$(71,727)	$(85,257)
Per diluted share data:
Net (loss) income, less participating securities’ share in earnings	$(0.01)	$(0.16)	$0.05	$(0.36)

Depreciation and amortization	0.15	0.13	0.29	0.26
Gain on sale of real estate	(0.01)	(0.01)	(0.01)	(0.02)
Real estate impairment charges (recoveries)	—	(0.03)	0.02	0.08

Funds from operations	$0.13	$(0.07)	$0.35	$(0.04)

Other impairment charges, net	0.03	0.04	0.04	0.05
Litigation, bankruptcy and other costs	—	—	0.01	0.02
Share-based compensation (fair value adjustments) (A)	(0.01)	(0.02)	(0.02)	—
Non-cash fair value adjustments	—	0.19	(0.01)	0.23
Tax rate changes and other	—	—	(0.08)	—
Debt refinancing and unutilized financing costs	—	—	—	0.01

Normalized funds from operations	$0.15	$0.14	$0.29	$0.27

Certain non-cash and related recovery information:
Share-based compensation (A)	$0.02	$0.02	$0.03	$0.03
Debt costs amortization	$0.01	$0.01	$0.02	$0.02
Non-cash rent and interest revenue (B)	$—	$—	$—	$—
Cash recoveries of non-cash rent and interest revenue (C)	$—	$—	$—	$—
Straight-line rent revenue from operating and finance leases	$(0.06)	$(0.07)	$(0.12)	$(0.14)

Notes:

Investors and analysts following the real estate industry utilize funds from operations (“FFO”) as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or Nareit, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization, including amortization related to in-place lease intangibles, and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the Nareit definition, we disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs (if any not paid by our tenants) to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our results of operations or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

Certain line items above (such as depreciation and amortization) include our share of such income/expense from unconsolidated joint ventures. These amounts are included with all activity of our equity interests in the “Earnings from equity interests” line on the consolidated statements of income.

(A)

Total share-based compensation expense is $4.9 million and $0.9 million for the three months ended June 30, 2026 and 2025, respectively, and $5.4 million and $18.5 million for the six months ended June 30, 2026 and 2025, respectively, (including certain awards that are to be settled in cash). Cash-settled awards are typically recorded in accordance with GAAP at fair value and remeasured at each balance sheet date until settlement. The resulting fluctuations, which are primarily driven by changes in our stock price rather than operational performance, can introduce significant volatility in our earnings. To enhance comparability and provide a more stable view of performance over time, NFFO reflects additional expense of $4.8 million and $9.5 million in the three months ended June 30, 2026 and 2025, respectively, and $13.3 million and less than $0.1 million in the six months ended June 30, 2026 and 2025, respectively, to arrive at total share-based compensation expense using grant date fair value for all awards (including cash-settled awards) of $9.7 million and $10.4 million for the three months ended June 30, 2026 and 2025, respectively, and $18.7 million and $18.5 million for the six months ended June 30, 2026 and 2025, respectively.

(B)	Includes revenue accrued during the period but not received in cash, such as deferred rent, payment-in-kind (“PIK”) interest or other accruals.
(C)	Includes cash received to satisfy previously accrued non-cash revenue, such as the cash receipt of previously deferred rent or PIK interest.